Exhibit 12.1

Northern Trust Corporation

Ratio of Earnings to Fixed Charges

(Dollars in Millions, Except Ratios)

	Six Months Ended	Fiscal Year Ended December 31,
	6/30/2014	2013	2012	2011	2010	2009
EXCLUDING INTEREST ON DEPOSITS:
Fixed Charges
Interest Expense (Excluding Interest on Deposits)	54.4	119.0	140.7	169.4	177.0	199.2
Estimated Interest Component of Rental Expense	15.4	27.7	30.4	31.1	27.2	32.0
Total Fixed Charges	69.8	146.7	171.1	200.5	204.2	231.2

INCOME:
Income Before Income Taxes	540.2	1,075.5	992.3	883.7	989.8	1,255.2
Fixed Charges	69.8	146.7	171.2	200.5	204.2	231.2
Earnings, as Defined	610.0	1,222.2	1,163.5	1,084.2	1,194.0	1,486.4
Ratio of Earnings to Fixed Charges	8.73	8.33	6.80	5.40	5.85	6.43

INCLUDING INTEREST ON DEPOSITS:
Fixed Charges
Interest Expense (Including Interest on Deposits)	97.0	222.4	297.4	399.5	378.0	406.2
Estimated Interest Component of Rental Expense	15.4	27.7	30.4	31.1	27.2	32.0
Total Fixed Charges	112.4	250.1	327.8	430.6	405.2	438.2

INCOME:
Income Before Income Taxes	540.2	1,075.5	992.3	883.7	989.8	1,255.2
Fixed Charges	112.4	250.1	327.8	430.6	405.2	438.2
Earnings, as Defined	652.6	1,325.6	1,320.1	1,314.3	1,395.0	1,693.4
Ratio of Earnings to Fixed Charges	5.81	5.30	4.03	3.05	3.44	3.86

Northern Trust Corporation

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

(Dollars in Millions, Except Ratios)

	Six Months Ended	Fiscal Year Ended December 31,
	6/30/2014	2013	2012	2011	2010	2009
EXCLUDING INTEREST ON DEPOSITS:
Fixed Charges
Interest Expense (Excluding Interest on Deposits)	54.4	119.0	140.7	169.4	177.0	199.2
Estimated Interest Component of Rental Expense	15.4	27.7	30.4	31.1	27.2	32.0
Pre-Tax Earnings Required for Preferred Dividends	—	—	—	—	—	175.5
Total Fixed Charges and Preferred Stock Dividend Requirements	69.8	146.7	171.1	200.5	204.2	406.7

INCOME:
Income Before Income Taxes	540.2	1,075.5	992.3	883.7	989.8	1,255.2
Fixed Charges and Preferred Stock Dividend Requirements	69.8	146.7	171.2	200.5	204.2	406.7
Earnings, as Defined	610.0	1,222.2	1,163.5	1,084.2	1,194.0	1,661.9
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	8.73	8.33	6.80	5.40	5.85	4.09

INCLUDING INTEREST ON DEPOSITS:
Fixed Charges
Interest Expense (Including Interest on Deposits)	97.0	222.4	297.4	399.5	378.0	406.2
Estimated Interest Component of Rental Expense	15.4	27.7	30.4	31.1	27.2	32.0
Pre-Tax Earnings Required for Preferred Dividends	—	—	—	—	—	175.5
Total Fixed Charges and Preferred Stock Dividend Requirements	112.4	250.1	327.8	430.6	405.2	613.7

INCOME:
Income Before Income Taxes	540.2	1,075.5	992.3	883.7	989.8	1,255.2
Fixed Charges and Preferred Stock Dividend Requirements	112.4	250.1	327.8	430.6	405.2	613.7
Earnings, as Defined	652.6	1,325.6	1,320.1	1,314.3	1,395.0	1,868.9
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	5.81	5.30	4.03	3.05	3.44	3.05

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